UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): OCTOBER 18, 2007

LUFKIN INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

TEXAS	000-02612	75-0404410
(State or other jurisdiction	(Commission	(I.R.S. Employer
Of incorporation)	File Number)	Identification No.)

601 SOUTH RAGUET, LUFKIN, TEXAS		75904
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (936) 634-2211

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

The Board of Directors of Lufkin Industries, Inc. announced that Douglas V. Smith, Chief Executive Officer and Chairman of the Board, plans to retire effective March 1, 2008. Mr. Smith, age 65, who began his service with the Company in January 1993, will continue to serve as Chairman of the Board of Directors following his retirement. The Board of Directors has identified John F. “Jay” Glick, President of the Company, to succeed Mr. Smith as the Company’s Chief Executive Officer following Mr. Smith’s retirement. Mr. Glick, age 55, has been a senior officer of the Company since 1994, during which time he has also served as Vice President, General Manager of both the Oilfield and Power Transmission divisions.

A copy of the press release announcing these management changes is filed as Exhibit 99.1 hereto and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits.

Exhibit 99.1 Press Release, dated October 18, 2007, issued by Lufkin Industries, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LUFKIN INDUSTRIES, INC

By	/s/ R. D. Leslie
R. D. Leslie
Vice President/Treasurer/Chief Financial Officer
Principal Financial and Accounting Officer

Date: October 18, 2007

EXHIBIT INDEX

Exhibit No.     Description

99.1     Press Release, dated October 18, 2007, issued by Lufkin Industries, Inc.